CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
ADPOTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Atna Resources Ltd. (the “Company”) on Form 20F for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on March 1, 2005, (the “Report”), I, G. Ross McDonald, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

ATNA RESOURCES LTD.

“G. Ross McDonald”
G. Ross McDonald Chief Financial Officer